Exhibit 5

Drinker Biddle & Reath LLP

500 Campus Drive

Florham Park, New Jersey 07932

June 18, 2008

C. R. Bard, Inc.

730 Central Avenue

Murray Hill, New Jersey 07974

Re:	2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) and the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated)

Ladies and Gentlemen:

We have acted as special New Jersey counsel to C. R. Bard, Inc., a New Jersey corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the Company of up to 2,725,000 shares of the Company’s common stock, par value $.25 per share (the “Shares”), of which 2,225,000 may be issued pursuant to the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) (the “2003 Plan”) and 500,000 may be issued pursuant to the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated) (the “1998 Plan”).

For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and such other documents, records, certificates, including certificates of public officials, as we have deemed necessary or appropriate.

Based upon the foregoing, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing under the laws of the State of New Jersey.

2.	The Shares have been duly authorized and, when sold in the manner and for the consideration contemplated by the 2003 Plan or the 1998 Plan, as applicable, and the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.

Very truly yours,

DRINKER BIDDLE & REATH LLP